UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

THE BISYS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31254 (Commission File Number)	13-3532663 (IRS Employer Identification Number)

105 Eisenhower Parkway, Roseland, NJ	07068
(Address of Principal Executive Offices)	(Zip Code)

(973) 461-2500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2007, The BISYS Group, Inc. (“BISYS” or the “Company”), a Delaware corporation, Citibank N.A. (“Citi”), a national banking association, and Buckeye Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Citi (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a subsidiary of Citi.

Upon consummation of the Merger, each outstanding share of the Company's common stock, par value $0.02 per share, (the “Common Stock”), other than those held by the Company, or its subsidiaries, Buyer or Acquisition Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $11.85 in cash, without interest. Each option to purchase Common Stock of the Company will become fully vested and converted into the right to receive the difference between $11.85 and the exercise price per share of such option. Each outstanding share of Common Stock which is subject to a Restricted Stock Award will become fully vested and converted into the right to receive $11.85 per share. In addition, stockholders of record on a date to be determined by the Board of Directors will receive a special dividend of $0.15 per share in cash, payable out of surplus available at or prior to the Effective Time and conditioned upon consummation of the Merger.

The completion of the Merger is subject to a number of conditions, including, approval by the Company's stockholders, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no material adverse effect on the Company having occurred, and other customary conditions. The completion of the Merger is also subject to no more than 35% of the outstanding Company Common Stock exercising dissenters rights, and no law or government order prohibiting, and certain regulatory approvals having been obtained with respect to, the Merger or Citi’s subsequent sale of certain assets of the Company to BIR JCF, LLC.

The Company has made customary representations, warranties and covenants in the Merger Agreement, and certain representations and warranties relating to the businesses in which it operates, which expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Board of Directors to take actions in connection with the exercise of their fiduciary duties, participate in any discussions or negotiations regarding alternative business transactions. The Company has waived certain rights otherwise exercisable against third parties to the extent such third parties would otherwise be restricted from submitting an unsolicited non-public proposal to the Company.

The Merger Agreement contains specified termination rights for the parties, and provides that, in certain circumstances, the Company would be required to pay Citi a termination fee of $36,000,000, plus up to $3,000,000 in expenses. In addition, in certain circumstances, Citi would be required to pay the Company a termination fee of $36,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Letter Agreement

On May 1, 2007, the Company entered into a letter agreement (the “Letter Agreement”) with BIR JCF, LLC, an entity acquiring certain assets of the Company immediately following the Merger (the “Subsequent Transaction”). Pursuant to the Letter Agreement, BIR JCF, LLC and the Company will use their respective reasonable best efforts to obtain governmental consents in connection with the Subsequent Transaction, including certain divestures if necessary to obtain a required regulatory approval. BIR JCF, LLC would be required to pay the Company a termination fee of $36,000,000 if the Merger Agreement terminated in certain circumstances related to such required regulatory approval.

The Company has amended its Rights Agreement, dated May 8, 1997 (the “Rights Agreement”) to render the Rights Agreement inapplicable to the Merger. A more complete description of the amendment to the Rights Agreement is set forth in Item 3.03 of this

Current Report on Form 8-K and is herein incorporated by reference.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

IMPORTANT INFORMATION

In connection with the proposed Merger and required stockholder approval, BISYS will file with the Securities and Exchange Commission (the "SEC") a proxy statement. The proxy statement will be mailed to BISYS stockholders and will contain information about BISYS, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from BISYS by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about BISYS, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from BISYS at www.bisys.com.

PARTICIPANTS IN SOLICITATION

BISYS and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information concerning BISYS' participants is set forth in BISYS’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which was filed with the SEC on December 18, 2006. Additional information regarding the interests of participants of BISYS in the solicitation of proxies in connection with the merger will be included in the proxy statement to be filed with the SEC. BISYS’ press releases and other Company information are available at BISYS’ website located at www.bisys.com.

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2007, BISYS held a business update call in connection with the announcement of the Merger Agreement and providing a general business update. The transcript of that call is attached as Exhibit 99.2 hereto. The following description is qualified by reference to such exhibit. BISYS is not undertaking to update this transcript. A replay of the webcast is available through the Company’s website at www.bisys.com. The prepared presentation materials are also available for viewing on the Company’s website.

In his remarks, Bob Casale, Interim Chief Executive Officer and President of BISYS provided a high level outlook of the Company’s expected business performance for fiscal year 2007.

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Because BISYS has not yet completed its fiscal year ending June 30, 2007 or closed its books for its third fiscal quarter, the Company did not provide specific earnings information. Mr. Casale confirmed that the Company expects to file its financial statements for the third quarter of fiscal year on or before May 10, 2007.

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With respect to full year fiscal 2007 results versus results a year ago, Mr. Casale provided a high-level outlook that the Company’s bottom-line operating performance before corporate costs is on par with fiscal 2006. Overall revenue growth is expected to be up in the mid single digits range, with strong growth in the Company’s Alternative Investments business and some revenue support coming from the small acquisitions completed earlier in the year. Mr. Casale noted that corporate costs have been elevated by professional fees associated with getting the Company’s filings current and the strategic review process, as well as retention payments made to key employees during this process.

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Mr. Casale stated that operating income for fiscal year 2007 compared to fiscal year 2006 at the segment level is expected to be a little better in the Investment Services segment, with Alternative gains offset by Fund Services declines, and a little lower in the Insurance Services segment, with a small gain in Life offset by a bigger decline in Commercial.

The information furnished in this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless and except as specifically incorporated therein.

Item 3.03.	Material Modification to Rights of Security Holders.

Rights Agreement Amendment

In connection with the Merger Agreement and the transactions contemplated thereby, on May 1, 2007, the Company and American Stock Transfer & Trust Company (as successor in interest to Wachovia Bank, N.A.) (the “Rights Agent”) entered into Amendment No. 2 (the “Rights Amendment”) to the Rights Agreement, dated as of May 8, 1997 between the Company and the Rights Agent, and as amended on August 15, 2002 (the “Rights Agreement”) to exempt the Merger Agreement and the transactions contemplated thereby from the Rights Agreement.

The Amendment, among others, (i) excludes Citi, its affiliates or associates, from the definition of “Acquiring Person” under the Rights Agreement by virtue of each of (a) the approval, execution, delivery or public announcement of the Merger Agreement and (b) the consummation of the merger or transactions contemplated by the Merger Agreement (each such event, an “Exempt Event”); (ii) excludes Citi, its affiliates or associates from the definition of 40% Person solely as the result of an Exempt Event; (iii) excludes an Exempt Event from the definition of Section 11(a)(ii) Event and Section 13 Event; (iv) prohibits a Distribution Date (as defined in the Rights Agreement) from occurring solely as a result of an Exempt Event; (v) reduces the amount of combined capital and surplus the Rights Agent is required to have to $50,000,000 from $100,000,000; and (vi) terminates the Rights Agreement as of the effective time of the Merger Agreement.

The Amendment further provides that if for any reason the Merger Agreement is terminated in accordance with its terms, then the Amendment shall be of no further force and effect, and the Rights Agreement shall remain exactly the same as it existed before the execution of the Amendment.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 2, 2007, the Company announced that it entered into the Merger Agreement by press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The Merger Agreement was unanimously approved by the members of the Board of Directors of the Company present at the meeting convened for such approval.

On May 2, 2007, BISYS held a business update call in connection with the announcement of the Merger Agreement and providing a general business update. The transcript of that call is attached as Exhibit 99.2 hereto. The foregoing description is qualified by reference to such exhibit. BISYS is not undertaking to update this transcript.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the impact of the Company’s proposed merger with Citibank, N.A., the ongoing government investigations and litigations involving The Company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Citibank N.A., Buckeye Acquisition Sub, Inc. and The BISYS Group, Inc., dated as of May 1, 2007
2.2	Letter Agreement between The BISYS Group, Inc. and BIR JCF, LLC, dated May 1, 2007
4.1	Amendment No. 2 to Rights Agreement between The BISYS Group, Inc. and American Stock Transfer & Trust Company, dated as of May 1, 2007
99.1	Press Release of The BISYS Group, Inc., dated May 2, 2007
99.2	Transcript of business update call held by The BISYS Group, Inc. on May 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007

The BISYS Group, Inc.
By:	/s/ Steven J. Kyono
Name: Steven J. Kyono Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Citibank N.A., Buckeye Acquisition Sub, Inc. and The BISYS Group, Inc., dated as of May 1, 2007
2.2	Letter Agreement between The BISYS Group, Inc. and BIR JCF, LLC, dated May 1, 2007
4.1	Amendment No. 2 to Rights Agreement between The BISYS Group, Inc. and American Stock Transfer & Trust Company, dated as of May 1, 2007
99.1	Press Release of The BISYS Group, Inc., dated May 2, 2007
99.2	Transcript of business update call held by The BISYS Group, Inc. on May 2, 2007